EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement") dated as of February 3, 1998 by and between WARNER CHILCOTT PUBLIC LIMITED COMPANY, a public limited company organized under the laws of Ireland (the "Company"), and PAUL S. HERENDEEN (the "Executive").

                                R E C I T A L S :

      A. The Board of Directors of the Company believes that the services of the Executive would be of great value to the Company and is desirous of retaining his services as contemplated hereby.

      B. The Executive desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.

                               A G R E E M E N T :

      The parties hereto agree as follows:

      1. Employment. The Company hereby agrees to employ and retain the Executive, and the Executive agrees to be employed and retained by the Company, to render services to the Company for the Employment Term (as defined), at the rate of compensation and upon the other terms and conditions set forth herein. The Executive shall devote his best efforts and his entire working time and attention to his employment by the Company.

      2. Term. The term of the Executive's employment under this Agreement (the "Employment Term") shall commence on the date hereof (the "Commencement Date"), and shall continue until terminated as provided herein.

      3. Position and Duties.

      (a) Position. The Executive shall serve the Company as Executive Vice President and Chief Financial Officer. During his executive employment hereunder, the Executive shall report

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to the Chief Executive Officer of the Company. During the Employment Term, the
Company shall include the Executive in any slate of nominees proposed by the Company for election or reelection, as the case may be, to the Company's Board of Directors.

      (b) Duties. During the Employment Term, the Executive shall serve the Company and its subsidiaries in such Executive Vice President and Chief Financial Officer capacity with such duties consistent therewith and shall perform such other services for the Company and its subsidiaries consistent with the position of Executive Vice President and Chief Financial Officer as may be assigned to him from time to time by the Company.

      4. Compensation and Reimbursement of Expenses.

      (a) Salary. For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during the Employment Term a salary (the "Salary") initially equal to $225,000 per annum. The Salary shall be subject to adjustment by the Company from time to time; however, in no case shall the Executive's Salary be reduced below $225,000 per annum. The Salary shall be payable at least in monthly installments on the normal payroll cycle of the Company.

      (b) Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Executive for all reasonable travel, hotel, entertainment and other expenses incurred by the Executive in performing his obligations under this Agreement.

      (c) Incentive Compensation. During the Employment Term, the Executive will be eligible to participate in the Company's Incentive Share Option Scheme, as amended.

      (d) Bonus Compensation. During the Employment Term, the Executive will be eligible to receive an annual bonus (the "Bonus"). The Bonus shall have an annual target rate of fifty percent (50%) of the Salary. Such Bonus shall be provided on such terms and in such amounts, if any, as the Company may deem appropriate in its sole discretion.

      (e) Moving Expenses. The Company shall reimburse the Executive for expenses incurred in connection with the relocation of the Executive's family to New Jersey including rea-

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sonable moving expenses, transaction costs and decorating expenses.

      5. Benefits.

      (a) Benefit Plans. The Executive shall also be entitled to participate, on a basis comparable to other key executives of the Company, in any benefit plan, incentive compensation plan or program of the Company for which key executives are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Executive shall be entitled, at his own expense, to continue his participation in any group insurance plans after the termination of his employment with the Company, to the extent required or permitted under applicable law.

      (b) Vacation. The Executive shall be entitled to vacation time with compensation of 20 days per annum during the Employment Term. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

      (c) No Reduction. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Executive shall have given his prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all senior management personnel of the Company.

      (d) Warrants. On the Commencement Date, the Executive shall be issued (i) warrants to purchase an aggregate of 200,000 Ordinary Shares of the Company at an exercise price of $9.77 per share. The specific terms of the warrants, including conditions to the Executive's ability to exercise such warrants, are described in the Warrant Certificate, dated as of February 3, 1998, issued by the Company to the Executive.

      6. Termination. This Agreement is subject to termination as follows:

      (a) Death of the Executive. If the Executive dies, this Agreement shall terminate effective as of the date of the Executive's death, and thereupon the Executive's estate shall be

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entitled solely to the payments and benefits set forth in Section 7(b) hereof.

      (b) Disability. If the Executive has been unable to perform his obligations hereunder for six consecutive months, or for at least 180 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Executive's employment hereunder upon at least 30 days' prior written notice to the Executive of the effective date of such termination, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 7(b) hereof.

      (c) Termination by the Company for Cause. The Company shall have the right to terminate the Executive's employment hereunder for Cause (as hereafter defined), and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 7(a) hereof. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) conviction of the Executive by a court of competent jurisdiction for commission of any felony,
(ii) the Executive's failure or refusal to perform substantially his duties with the Company which failure or refusal continues for thirty days following the Executive's receipt of written notice specifying the nature and manner of such failure or refusal to perform, (iii) the Executive's willful misconduct or gross negligence which is injurious to the Company or its reputation and goodwill, or
(iv) the Executive's breach of Section 8, 9 or 10 of this Agreement.

      (d) Resignation or Retirement. If the Executive resigns or retires, this Agreement shall terminate as of the date of the Executive's resignation or retirement, and thereupon the Executive shall be entitled solely to the payments and benefits set forth in Section 7(a) hereof.

      (e) Termination by the Company other than for Cause. The Company shall have the right, at its sole discretion, to terminate the Executive's employment hereunder without Cause. Thereupon, the Executive shall be entitled solely to the payments and benefits set forth in Section 7(b) hereof.

      7. Effect of Termination.

      (a) Cause or Resignation or Retirement. Upon the termination of this Agreement by the Company for Cause or upon the resignation or retirement of the Executive, the Company shall pay to the Executive (i) his Salary accrued through the

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effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other amounts and benefits to which the Executive is entitled, including, without limitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates, and the Company and the Executive shall have no further obligation to each other under this Agreement except as provided in
Section 15 hereof.

      (b) Other Termination. Upon the termination of this Agreement pursuant to
Section 6(a), 6(b) or 6(e) hereof, the Company shall pay to the Executive an amount equal to the Executive's then current Salary for a period of eighteen months (the "Severance Amount") plus all other amounts and benefits to which the Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Executive participates. The Severance Amount shall be paid in a lump sum equal to the net present value of the Severance Amount, determined by discounting the aggregate Severance Amount using a discount rate equal to the yield on the date of such termination of United States Treasury Securities having a maturity closest to one year from such date.

      (c) No Offset. The Company will not be permitted to offset any payment payable to the Executive pursuant to Section 7(a) or 7(b) hereof against any monetary obligations owed by the Executive to the Company, except that in the event that the Executive breaches Section 8, 9 or 10 of this Agreement, the Company shall have no obligation to make any payment otherwise payable under
Section 7(b) hereof.

      8. Non-Solicitation Agreement. The Executive covenants and agrees that while employed by the Company and during any period for which the Executive accepted or continues to accept payments under Section 7 above, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Executive further agrees that, for such period, the Executive will not in any way, directly or indirectly, on the Executive's own behalf or on behalf of or in conjunction with any person, partnership,

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firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

      9. Agreement Not To Compete. The Executive covenants and agrees that he will not, during the term of his employment with the Company, and so long as the Executive has been paid or continues to accept any payments under Section 7 above, either directly or indirectly, as an employee, director, officer, shareholder, partner, advisor, consultant or otherwise, engage in any commercial activity or participate in any venture of any kind that competes with the Company with respect to the development, marketing, testing, manufacture or delivery of complex generic pharmaceutical products within the United States.

      Nothing stated in this Section 9 shall be deemed to preclude the Executive from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the securities of which are listed on any securities exchange or quoted on the Nasdaq National Market or traded on the over-the-counter market.

      The Executive acknowledges that the Company has expended substantial time and expense in the research and development of processes, technology, techniques and products which are unique to the Company or not generally known to others and which could be unfairly taken or used by others in competition with the Company. Accordingly, the Executive agrees that the restrictions contained in this Agreement are reasonable.

      If the scope of the restrictions contained in this Section 9 is too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or re-written (blue-lined) so as to be enforceable to the maximum extent permitted by law, and the Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce such restrictions. In the event of any breach by the Executive of this Section 9, the Company may elect to institute and prosecute proceedings in any state or federal court located in the State of New Jersey, either at law or in equity, to seek to obtain specific performance of any part of this Agreement, to seek injunctive relief against the Executive to temporarily or permanently enjoin the violation of this Section 9 and/or to seek to recover any damages resulting

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from the breach of this Section 9, and to recover attorneys' fees and costs in connection with the institution and prosecution of such proceedings. In any such proceedings, the Executive shall be entitled to seek to recover his attorneys' fees and costs in connection with such proceedings. No remedy available to the Company for a breach of this Section 9 is intended to be exclusive of any other remedy and all remedies are cumulative. The Executive agrees that damages are not adequate to compensate the Company for any breach by the Executive of this Agreement and hereby waives the defense of an adequate remedy at law or any other remedy at law and admits and concedes that there are none.

      10. Confidential Information. The Executive covenants and agrees not to at any time use, divulge, furnish or make accessible to anyone other than the Company, its affiliated entities, or its or their directors and officers, any proprietary or confidential information ("Confidential Information") of the Company or any of its affiliated entities, including but not limited to information regarding the development of the Company's products, or the provision of the Company's services, or the Company's customer lists.

      Upon termination of his employment with the Company, the Executive agrees to deliver to the Company all written materials that constitute Confidential Information. Further, upon termination of his employment with the Company, the Executive agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any subsidiary of the Company about which the Executive has knowledge. The obligations of the Executive contained in this paragraph are in addition to the obligation of the Executive to return to the Company, upon the termination of his employment, all property of the Company then in his possession.

      11. Assignment of Intellectual Property Rights. The Executive shall promptly disclose to the Company all inventions, discoveries, improvements, designs, processes, techniques, equipment, trademarks or copyrightable matter conceived or made by the Executive during the Executive's employment and related to any aspect of the business of the Company, and the Executive hereby assigns all of the Executive's interest therein, including the goodwill of the business symbolized by any trademarks, to the Company. The Executive further agrees to execute any applications, assignments or other instruments which the Company shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United

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States or any foreign country or to otherwise protect the Company's interest therein. Nothing contained in this provision shall apply to any invention for which no equipment, supplies, facility or trade secrets information of the Company or any affiliated entity of the Company was used and which was developed entirely on the Executive's own time, and (a) which does not relate (1) to any aspect of the business of the Company or any affiliated entity of the Company or
(2) to the actual or demonstrably anticipated research or development of the Company or any affiliated entity of the Company, or (b) which does not result from any work performed by the Executive for the Company or any affiliated entity of the Company.

      12. Assistance in Litigation. During the Employment Term, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

      13. Federal Income Tax Withholding. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

      14. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Executive.

      15. Indemnification. The Company shall indemnify and hold the Executive harmless to the fullest extent legally permissible under New Jersey law, against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him in connection with service as an officer of the Company or any other service or function served by him on behalf of the Company or at the Company's request; provided, that, the Executive shall not be entitled to indemnification hereunder if the expenses, liabilities and losses referred to above resulted from or relate to willful misconduct or gross negligence by the Executive. The Company shall advance to the Executive the amount of his expenses incurred in connection with any proceeding relating to any such service or function to the fullest extent legally permissible under New Jersey law. The indemnification and expense reimbursement obligations of the Company in this Section 15 will continue as to the Executive

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after he ceases to be an officer of the Company and shall inure to the benefit of his heirs, executors and administrators. The Company shall not, without the Executive's written consent, cause or permit any amendment to the Company's governing documents which would affect the Executive's rights to indemnification and expense reimbursement thereunder.

      16. General Provisions.

      (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Company's prior written consent.

      (b) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, successors and permitted assigns.

      (c) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (d) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

      (e) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

      (f) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, if to the Executive, addressed to Paul S. Herendeen, 7 Maple Road, Chatham Township, NJ 07928; if to the Company, addressed to Warner Chilcott, Inc., Rockaway Corporate Center, 100 Enterprise Drive, Suite 280, Rockaway, NJ 07866, facsimile: (973) 442-3224 and directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except

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that notice of change of address shall be effective only upon receipt.

      (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      (h) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

      (i) Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

      (j) GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY, AND ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF SAID STATE.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the day and year first above written.

                                    WARNER CHILCOTT PUBLIC LIMITED COMPANY

                                    /S/James G. Andress
                                    --------------------------------------------
                                    Chairman Of The Board and Chief Executive
                                    Officer

                                    /s/Paul S. Herendeen
                                    --------------------------------------------
                                    Paul S. Herendeen